Exhibit 99.1

HEILONGJIANG HEMPCAN PHARMACEUTICALS CO., LTD.

UNAUDITED FINANCIAL STATEMENTS

THREE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

HEILONGJIANG HEMPCAN PHARMACEUTICALS CO., LTD.

HEILONGJIANG HEMPCAN PHARMACEUTICALS CO., LTD.

CONDENSED BALANCE SHEETS

IN US DOLLARS

	September 30, 2023	June 30, 2023
	(Unaudited)	(Audited)
ASSETS

Current assets
Cash and cash equivalents	$4,542	$10,459
Prepayment and other current assets	9,968	16,028
Advances to suppliers, net	1,371	1,379
Total current assets	$15,881	$27,866

Total assets	$15,881	$27,866

LIABILITIES AND EQUITY

Current liabilities
Short-term loans	$34,265	$34,477
Accounts payable	349	351
Other payables and accrued expenses	10,020	8,406
Amounts due to related parties	47,045	43,522
Total current liabilities	$91,679	$86,756

Equity
Additional paid-in capital	179,661	179,661
Accumulated deficit	(250,548)	(233,157)
Accumulated other comprehensive loss	(4,911)	(5,394)
Total stockholders’ deficit	$(75,798)	$(58,890)

Total liabilities and equity	$15,881	$27,866

The accompanying notes are an integral part of these unaudited condensed financial statements.

HEILONGJIANG HEMPCAN PHARMACEUTICALS CO., LTD.
CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
IN US DOLLARS

(UNAUDITED)

	For the Three Months Ended
	September 30,	September 30,
	2023	2022

REVENUE	$-	$-

COST OF REVENUE	-	-

GROSS PROFIT	-	-

OPERATING EXPENSES
General and administrative expenses	17,044	56,284
Total operating expenses	17,044	56,284

LOSS FROM OPERATIONS	(17,044)	(56,284)

OTHER INCOME/(EXPENSES)
Interest income	2	73
Bank charges	(349)	(2)
Total other (expenses)/ income, net	(347)	71

LOSS BEFORE INCOME TAXES	(17,391)	(56,213)

Provision for income taxes	-	-

NET LOSS	(17,391)	(56,213)
Foreign currency translation gain	483	90

COMPREHENSIVE LOSS	$(16,908)	$(56,123)

The accompanying notes are an integral part of these unaudited condensed financial statements.

HEILONGJIANG HEMPCAN PHARMACEUTICALS CO., LTD.

CONDENSED STATEMENTS OF STOCKHOLDERS’ EQUITY

IN US DOLLARS

(UNAUDITED)

	Additional Paid-in	Accumulated	Statutory	Accumulated Other Comprehensive	Total Stockholders’ Equity/
	Capital	deficit	Reserve	loss	(Deficit)

Balance, June 30, 2022	$179,661	$(139,167)	$-	$(6,672)	$33,822

Net loss	-	(56,213)	-	-	(56,213)
Other comprehensive loss - Translation adjustment	-	-	-	90	90

Balance, September 30, 2022	$179,661	$(195,380)	$-	$(6,582)	$(22,301)

Balance, June 30, 2023	$179,661	$(233,157)	$-	$(5,394)	$(58,890)

Net loss	-	(17,391)	-	-	(17,391)
Other comprehensive loss - Translation adjustment	-	-	-	483	483

Balance, September 30, 2023	$179,661	$(250,548)	$-	$(4,911)	$(75,798)

The accompanying notes are an integral part of these unaudited condensed financial statements.

HEILONGJIANG HEMPCAN PHARMACEUTICALS CO., LTD.

CONDENSED STATEMENTS OF CASH FLOWS

IN US DOLLARS

(UNAUDITED)

	For the Three Months Ended
	September 30,	September 30,
	2023	2022
Cash Flows from Operating Activities
Net loss from operations	$(17,391)	$(56,213)
Changes in operating assets and liabilities,
Prepayment and other current assets	(6,005)	29
Accruals and other current payables	1,677	(8,483)
Amounts due to related parties	3,816	4,989
Taxes payable	-	7
Net cash used in operating activities	(5,893)	(59,671)

Cash Flows from Investing Activities
Net cash (used in)/provided by investing activities	-	-

Cash Flows from Financing Activities
Net cash (used in)/provided by financing activities	-	-

Effect of exchange rate changes on cash and cash equivalents	(24)	(7,387)

Net decrease in cash and cash equivalents	(5,917)	(67,058)

Cash and cash equivalents, beginning balance	10,459	164,075
Cash and cash equivalents, closing balance	4,542	97,017

Supplemental cash flow information
Cash paid for income taxes	$-	$-
Cash paid for interest expenses	$-	$-

The accompanying notes are an integral part of these financial statements.

HEILONGJIANG HEMPCAN PHARMACEUTICALS CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS

Note 1 - ORGANIZATION AND NATURE OF OPERATIONS

Heilongjiang HempCan Pharmaceuticals Co., Ltd. (“HempCan” or the “Company”) was incorporated on May 22, 2019 in accordance with PRC laws, has been engaging in Research Development, production and marketing of innovative drugs as well as medical devices and functional food. HempCan commits itself to providing an innovative treatment to patients by developing a treatment approach with combination of anticancer, immune improvement and pain relief. In addition, HempCan also cooperates with universities and individual advisors to develop new products and new technique. Currently, HempCan owns two anticancer drugs and holds the business permit to plant hemp, hemp seed growing, cannabidiol (CBD) extraction and deep processing for other hemp products.

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

This summary of the Company’s significant accounting policies is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management (“Management”), which is responsible for the integrity and objectivity of the financial statements and notes. The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The financial statements of the Company reflect the principal activities of the Company.

Fair Value of Financial Instruments

The provisions of accounting guidance, FASB ASC Topic 820 that applies to the Company requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.

Fair Value Measurements

FASB ASC Topic 820, “Fair Value Measurements and Disclosures”, clarifies the definition of fair value for financial reporting, establishes a framework for measuring fair value, and requires additional disclosures about the use of fair value measurements.

Various inputs are considered when determining the fair value of the Company’s debt. The inputs or methodologies used for valuing securities are not necessarily an indication of the risk associated with investing in these securities. These inputs are summarized in the three broad levels listed below:

Level 1 –	observable market inputs that are unadjusted quoted prices for identical assets or liabilities in active markets.

Level 2 –	other significant observable inputs, including quoted prices for similar securities, interest rates, credit risk, etc.

Level 3 –	significant unobservable inputs, including the Company’s own assumptions in determining the fair value of investments.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or a nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. The Company had no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. The Company had no financial assets or liabilities carried and measured on a recurring basis during the reporting periods.

The availability of inputs observable in the market varies from instrument to instrument and depends on a variety of factors, including the type of instrument, whether the instrument is actively traded, and other characteristics particular to the transaction. For many financial instruments, pricing inputs are readily observable in the market, the valuation methodology used is widely accepted by market participants, and the valuation does not require significant discretion of Management. For other financial instruments, pricing inputs are less observable in the market and may require judgment of Management.

 Translation of Foreign Currencies

HempCan maintain books and accounting records in PRC currency “Renminbi” (“RMB”), which has been determined as the functional currency.

Transactions denominated in currencies other than the functional currencies are recorded at the exchange rates prevailing on the date of the transactions, as quoted by the Federal Reserve Board. Foreign currency exchange gains and losses resulting from these transactions are included in operations.

HempCan’s financial statements are translated into the reporting currency, the United States Dollar (“USD”). Assets and liabilities of the above entities are translated at the prevailing exchange rate at each reporting period end date. Contributed capital accounts are translated using the historical rate of exchange when capital is injected. Income and expense accounts are translated at the average rate of exchange during the reporting period. Translation adjustments resulting from the translation of these financial statements are reflected as accumulated other comprehensive income in shareholders’ equity.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with US GAAP requires Management to make estimates and judgments that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities on the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Management bases its estimates and judgments on historical experience and on various other assumptions and information that are believed to be reasonable under the circumstances. Estimates and assumptions of future events and their effects cannot be perceived with certainty and, accordingly, these estimates may change as new events occur, as more experience is acquired, as additional information is obtained, and as the Company’s operating environment changes. Significant estimates and assumptions by Management include, among others, advances to suppliers and deferred taxes. While Management believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates. Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the financial statements in the period they are determined to be necessary.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and Cash in Bank, which are unrestricted as to withdrawal. As of September 30, 2023 and June 30, 2023, the Company had cash and cash equivalents were $4,542 and $10,459, respectively.

Advances to Suppliers

The Company periodically makes advances to certain vendors for purchases of raw materials or to service providers for services relating to food processing service, and records these payments as advances to suppliers. As of September 30, 2023 and June 30, 2023, advances to suppliers amounted to $1,371 and $1,379, respectively.

Revenue Recognition

The Company recognizes revenue at the amount to which it expects to be entitled when control of the products or services is identified in any contract and transferred to its customers. Control is generally transferred when the Company has a present right to payment and title and the significant risks and rewards of ownership of products or services are transferred to its customers while performance obligation are completed. For most of the Company’s products net sales, control transfers when products are shipped and transaction price are determined. The majority of the Company’s revenue relates to the sale of inventory to customers, and revenue is recognized when control of the products or services is transferred to its customers that reflects the performance obligations are properly allocated with transaction price and satisfied in the contract. Given the nature of the Company’s business and the applicable rules guiding revenue recognition, the Company’s revenue recognition practices do not contain estimates that materially affect the results of operations. The Company records revenue at the discounted selling price and allows its customers to return products for exchange or credit subject to certain limitations. A provision for such returns is recorded based upon historical experience. There has been no provision recorded for returns based upon historical experience for the three months ended September 30, 2023 and 2022, respectively.

Cost of Goods Sold

Cost of goods sold consists primarily of the costs of raw materials, direct labor, rental costs of equipment and costs associated with the manufacturing process.

Income Taxes

The Company adopts FASB ASC Topic 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is established for deferred tax assets if it is more likely than not that these items will either expire before the Company is able to realize the benefits or that future deductibility is uncertain.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The evaluation of a tax position is a two-step process. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigations based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the year incurred. GAAP also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures and transition.

As a result of the implementation of FIN 48 (ASC 740-10), the Company undertook a comprehensive review of its portfolio of tax positions in accordance with recognition standards established by FIN 48 (ASC 740-10). The Company recognized no material adjustments to liabilities or stockholders’ equity as a result of the implementation. The adoption of FIN 48 did not have a material impact on the Company’s financial statements.

The application of tax laws and regulations is subject to legal and factual interpretation, judgment and uncertainty. Tax laws and regulations themselves are subject to change as a result of changes in fiscal policy, changes in legislation, the evolution of regulations and court rulings. Therefore, the actual liability may be materially different from the Company’s estimates, which could result in the need to record additional tax liabilities or potentially reverse previously recorded tax liabilities or deferred tax asset valuation allowance.

Enterprise Income Tax

Under the Provisional Regulations of the PRC Concerning Income Tax on Enterprises promulgated by the PRC (the “EIT Law”), income tax is payable by enterprises at a rate of 25% of their taxable income.

Value Added Tax

The Provisional Regulations of the PRC Concerning Value Added Tax promulgated by the State Council came into effect on January 1, 1994. Under these regulations and the Implementing Rules of the Provisional Regulations of the PRC Concerning Value Added Tax, value added tax (“VAT”) is imposed on goods sold in, or imported into, the PRC and on processing, repair and replacement services provided within the PRC.

VAT payable in the PRC is charged on an aggregated basis at a rate of from 3% to 13% in the three months ended September 30, 2023 and 2022 (depending on the type of goods involved) on the full price collected for the goods sold. As of September 30, 2023 and June 30, 2023, VAT payables were $Nil and $Nil, respectively.

Concentrations of Business and Credit Risks

All of the Company’s manufacturing is located in the PRC. There can be no assurance that the Company will be able to successfully continue to manufacture its products and failure to do so would have a material adverse effect on the Company’s financial position, results of operations and cash flows. Moreover, the success of the Company’s operations is subject to numerous contingencies, some of which are beyond management’s control. These contingencies include general economic conditions, prices of raw materials, competition, governmental and political conditions, and changes in regulations. Since the Company is dependent on trade in the PRC, the Company is subject to various additional political, economic and other uncertainties. Among other risks, the Company’s operations will be subject to the risks of restrictions on transfer of funds, domestic customs, changing taxation policies, foreign exchange restrictions, and political and governmental regulations. The Company operates in China, which may give rise to significant foreign currency risks from fluctuations and the degree of volatility of foreign exchange rates between U.S. dollars and the Chinese currency RMB. The results of operations denominated in foreign currency are translated at the average rate of exchange during the reporting periods.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326) – Measurement of Credit Losses on Financial Instruments (ASU 2016-13). The main objective of the standard is to provide financial statement users with more decision-useful information about the expected credit losses on financial instruments and other commitments to extend credit held by a reporting entity at each reporting date. In issuing this standard, the FASB is responding to criticism that today’s guidance delays recognition of credit losses. The standard will replace today’s “incurred loss” approach with an “expected loss” model. The new model, referred to as the current expected credit loss (“CECL”) model, will apply to: (1) financial assets subject to credit losses and measured at amortized cost, and (2) certain off-balance sheet credit exposures. The standard is applicable to loans, accounts receivable, trade receivables, and other financial assets measured at amortized cost, loan commitments and certain other off-balance sheet credit exposures, debt securities (including those held-to-maturity) and other financial assets measured at fair value through other comprehensive income, and beneficial interests in securitized financial assets. The CECL model does not apply to available-for-sale debt securities. For available-for-sale debt securities with unrealized losses, entities will measure credit losses in a manner similar to what they do today, except that the credit losses will be recognized as allowances rather than reductions in the amortized cost of the securities. Accordingly, the new methodology will be utilized when assessing the Company’s financial instruments for impairment. As a result, entities will recognize improvements to estimated credit losses immediately in earnings rather than as interest income over time, as they do today. The ASU also simplifies the accounting model for purchased credit-impaired debt securities and loans. ASU 2016-13 also expands the disclosure requirements regarding an entity’s assumptions, models, and methods for estimating the allowance for loan and lease losses. ASU 2016-13 is effective for years beginning after December 15, 2019, including interim periods within those fiscal years under a modified retrospective approach. Early adoption is permitted for the periods beginning after December 15, 2018. The Company adopted the guidance from July 1, 2020. The Company finalized its analysis and the adoption of this guidance has no material impact on the Company’s financial statements and its internal controls over financial reporting.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820) – Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement (ASU 2018-13), which modifies the disclosure requirements on fair value measurements, including removing the requirement to disclose (1) the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, (2) the policy for timing of transfers between levels and (3) the valuation processes for Level 3 fair value measurements. ASU 2018-13 also added new disclosures including the requirement to disclose (a) the changes in unrealized gains and losses for the period included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period and (b) the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. ASU 2018-13 is effective for fiscal years (and interim reporting periods within those years) beginning after December 15, 2019 and early adoption is permitted. This standard will only impact the disclosures pertaining to fair value measurements. The Company adopted the guidance from July 1, 2020. The Company finalized its analysis and the adoption of this guidance has no material impact on the Company’s financial statements and its internal controls over financial reporting.

NOTE 3 - ADVANCES TO SUPPLIERS, NET

The advances to suppliers, net consisted of the following:

	September 30, 2023	June 30, 2023
Advances to suppliers	$1,371	$1,379
Less: Allowance for doubtful accounts	-	-
Total advances to suppliers, net	$1,371	$1,379

Advances to suppliers consist of mainly payments to vendors for purchase of raw materials or to service providers for services relating to food processing service.

Note 4 – PREPAYMENTS AND OTHER CURRENT ASSETS

Prepayments and other current assets consist of the following:

	September 30, 2023	June 30, 2023
Prepaid rents	$-	$6,005
Prepaid service fee	9,786	9,846
Employee social security	182	177
Total prepayments and other current assets	$9,968	$16,028

NOTE 5 - SHORT-TERM LOANS

Short-term loans of the Company consisted of the following:

	September 30, 2023
	Principle Amount	Annual Interest Rate	Contract term
	US$
China Construction Bank	$34,265	3.95%	2023.05.18-2024.05.18

On May 18, 2023, the Company signed a loan contract with China Construction Bank, the loan amount is RMB 250,000 ($34,265), term for this loan is May 18, 2023 to May 18, 2024 with borrowing interest rate of 3.95% and unsecured.

NOTE 6 - OTHER PAYABLES AND ACCRUED EXPENSES

The other payables and accrued expenses consisted of the following:

	September 30, 2023	June 30, 2023
Other payable	$6,853	$6,895
Wages payable	3,167	1,511
Total other payables and accrued expenses	$10,020	$8,406

NOTE 7 - AMOUNT DUE TO RELATED PARTIES

(a) Nature of Relationships with Related Parties:

Name	Relationship with the Company
Mr. Xin Sun	Chief Executive Officer (“CEO”), the legal representative of the Company
Harbin Yuanma Technology Co., Ltd.	An entity controlled by one of the shareholders of the Company

(b) Due to Related Parties

	September 30, 2023	June 30, 2023
Mr. Xin Sun	$3,339	$10,579
Harbin Yuanma Technology Co., Ltd.	43,706	32,943
Total due to related parties	$47,045	$43,522

As of September 30, 2023 and June 30, 2023, the balance due to related parties mainly consisted of advances from the Company’s related parties for daily operating funds purposes and leasing production equipment during the Company’s normal course of business. These advances are unsecured, interest free , and due on demand.

NOTE 8 - INCOME TAXES

(a) Corporate income taxes

Under the EIT Law, the standard EIT rate is 25%. The PRC subsidiaries of the Company are subject to PRC income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which they operate.

The provision for income taxes of the Company consisted of the following for the three months ended September 30, 2023 and 2022:

For the Three Months Ended
September 30,
	2023	2022
Current provision:
PRC	$-	$-
Total current provision	-	-
Deferred provision:
PRC	-	-
Total deferred provision	-	-
Total provision for income taxes	$-	$-

The deferred tax assets of the Company were $Nil and $Nil as of September 30, 2023 and June 30, 2023.

(b) Value-Added Tax

The Provisional Regulations of the PRC Concerning Value Added Tax promulgated by the State Council came into effect on January 1, 1994. Under these regulations and the Implementing Rules of the Provisional Regulations of the PRC Concerning Value Added Tax, value added tax (“VAT”) is imposed on goods sold in, or imported into, the PRC and on processing, repair and replacement services provided within the PRC.

VAT payable in the PRC is charged on an aggregated basis at a rate of from 3% to 13% in the three months ended September 30, 2023 and 2022 (depending on the type of goods involved) on the full price collected for the goods sold. As of September 30, 2023 and June 30, 2023, VAT payables were $Nil and $Nil, respectively.

(c) Taxes Payable

As of September 30, 2023 and June 30, 2023, Taxes payable were $Nil and $Nil, respectively.

NOTE 9 - SHAREHOLDER’S EQUITY

Statutory Reserve

The Company is required to make appropriations to reserve funds, comprising the statutory surplus reserve and discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the US (US GAAP). Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with US GAAP until the reserve is equal to 50% of the entities’ registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the board of directors. As of September 30, 2023 and June 30, 2023, the balance of the required statutory reserves was both $Nil.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

The Company’s assets are located in the PRC and revenues are derived from operations in the PRC.

In terms of industry regulations and policies, the economy of the PRC has been transitioning from a planned economy to market oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reforms, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in the PRC is still owned by the Chinese government. For example, all land is state owned and leased to business entities or individuals through the government’s granting of Land Use Rights. The granting process is typically based on government policies at the time of granting and can be lengthy and complex. This process may adversely affect the Company’s future manufacturing expansions. The Chinese government also exercises significant control over the PRC’s economic growth through the allocation of resources and providing preferential treatment to particular industries or companies. Uncertainties may arise with changing of governmental policies and measures.

The Company faces a number of risks and challenges not typically associated with companies in North America and Western Europe, since its assets exist solely in the PRC, and its revenues are derived from its operations therein. The PRC is a developing country with an early stage market economic system, overshadowed by the state. Its political and economic systems are very different from the more developed countries and are in a state of change. The PRC also faces many social, economic and political challenges that may produce major shocks, instabilities and even crises, in both its domestic arena and in its relationships with other countries, including the United States. Such shocks, instabilities and crises may in turn significantly and negatively affect the Company’s performance.

The Company had no rental commitment as of September 30, 2023 and June 30, 2023.

NOTE 11 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were issued and determined that there are no additional items to disclose.